UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

During the second quarter of 2014, the Company made changes to the manner in which it manages its business, makes operating decisions and assesses performance. These changes included the reassignment of certain departments among its operating segments consistent with management reporting changes as well as the identification of Lodging Services as an additional segment. Under the new structure, the Company's operations are managed in six reportable segments: Technical Services, Industrial and Field Services, Oil Re-refining and Recycling, SK Environmental Services, Lodging Services and Oil and Gas Field Services.
Performance of the segments is evaluated on several factors, of which the primary financial measure is “Adjusted EBITDA,” which consists of net income plus accretion of environmental liabilities, depreciation and amortization, net interest expense, provision for income taxes and pre-tax, non-cash acquisition accounting inventory adjustment. Also excluded is other (income) expense as this amount is not considered part of usual business operations. Transactions between the segments are accounted for at the Company’s estimate of fair value based on similar transactions with outside customers. The operations not managed through the Company’s six reportable segments are recorded as “Corporate Items.”  Corporate Items revenues consist of two different operations for which the revenues are insignificant. Corporate Items cost of revenues represents certain central services that are not allocated to the six segments for internal reporting purposes. Corporate Items selling, general and administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company’s six reportable segments.
Exhibit 99.1 to this report on Form 8-K provides an unaudited recast summary of the Company’s historical segment level operating results for the first fiscal quarter ended March 31, 2014 and four fiscal quarters and full year ended December 31, 2013. The information contained in this report and attached Exhibit 99.1 is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how we report current financial information. Beginning with the quarter ended June 30, 2014, the prior year segment information has been recast to conform to the current year presentation.
The recasting of previously issued financial information in attached Exhibit 99.1 does not represent a restatement of previously-issued financial statements and does not affect our reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.
The information furnished in Item 7.01, including attached Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report shall not be deemed an admission as to the materiality of any information in this report and attached Exhibit 99.1 that is provided in connection with Regulation FD.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	First Quarter 2014 and Full Year 2013 Unaudited Recast Segment Information by Quarter and Full Year

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

August 6, 2014	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer